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                                                                    EXHIBIT 10.8


                      PATIENT ASSISTANCE PROGRAM AGREEMENT

                                  BY AND AMONG

                               MERCK & CO., INC.,

                     MERCK PATIENT ASSISTANCE PROGRAM, INC.

                                       AND

                          MEDCO HEALTH SOLUTIONS, INC.

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                      PATIENT ASSISTANCE PROGRAM AGREEMENT

     THIS PATIENT ASSISTANCE PROGRAM AGREEMENT (this "Agreement"), dated as of June 28, 2002, between Merck & Co., Inc., a New Jersey corporation ("Merck"), Merck Patient Assistance Program, Inc., a New Jersey nonprofit corporation (the "Foundation"), and Medco Health Solutions, Inc., a Delaware corporation ("Medco"; Merck, the Foundation and Medco each being referenced herein individually as a "Party," and collectively as the "Parties"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Master Separation and Distribution Agreement to be entered into between Merck and Medco.

         WHEREAS, the Board of Directors of Merck has determined that it is appropriate and desirable for Merck to separate the Medco Group from the Merck Group (the "Separation");

         WHEREAS, in connection with the foregoing, Merck and Medco intend to enter into a Master Separation Agreement, which will provide, among other things, for the Separation, the IPO of Medco Common Stock, the declaration of the Merck Dividend immediately after the IPO Closing Date, the subsequent Distribution of all the Medco Common Stock then owned by Merck to the holders of Merck common stock, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

         WHEREAS, the Foundation has instituted a Patient Assistance Program (the "General Program") to help provide access to Merck Products and Merck has instituted a separate Patient Assistance Program (the "Crixivan(R) Program," together with the General Program, the "Programs") to help provide access to Crixivan(R), for patients with medical needs who lack prescription coverage and cannot afford drug treatment;

         WHEREAS, the Foundation desires that Medco dispense, on behalf of the Foundation, Merck Products belonging to the Foundation, and Merck desires that Medco dispense Crixivan(R), through one or more of Medco's pharmacies, as provided herein, by mail in connection with the Programs;

         WHEREAS, Medco and Merck have developed an electronic feed between the Nominated Agent (defined below) for the General Program and Medco pursuant to which such Nominated Agent may electronically transmit to Medco eligibility information with respect to patients under the General Program (the "Eligibility Electronic Feed"); and

         WHEREAS, also as part of the foregoing, the Parties further desire to enter into this Agreement to set forth Medco's obligation with respect to the Programs.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the Parties agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     For the purpose of this Agreement, the following capitalized terms shall have the following meanings:

     1.1 Ancillary Agreements. "Ancillary Agreements" shall have the meaning set forth in the Master Separation and Distribution Agreement.

     1.2 Confidential Disclosure Agreement. "Confidential Disclosure Agreement" shall mean that certain Confidential Disclosure Agreement to be entered into between Merck and Medco.

     1.3 Dispensing Pharmacies. "Dispensing Pharmacies" shall mean mail order pharmacies of Medco or its Subsidiaries located in the U.S. from which the Merck Products shall be dispensed, on behalf of the Foundation, from the Foundation Stock thereof in accordance with Article II.

     1.4 Effective Date. "Effective Date" shall mean the date hereof.

     1.5 Expiration Date. "Expiration Date" shall have the meaning set forth in
Article 10.

     1.6 Master Separation Agreement. "Master Separation Agreement" shall mean that certain Master Separation and Distribution Agreement to be entered into between Merck and Medco.

     1.7 Merck Products. "Merck Products" means pharmaceutical products (not including Crixivan(R)), other than injectables and vaccines, that (w) are manufactured by Merck or any of its Subsidiaries, (x) have been approved or recommended by the U.S. Food and Drug Administration, (y) may be dispensed only pursuant to a Prescription under applicable law and (z) are subject to an effective patent granted by the U.S. Patent and Trademark Office.

     1.8 Nominated Agent. "Nominated Agent" shall mean one or more third party vendors from time to time employed by Merck or the Foundation to administer the initial application receipt, application review, general program eligibility determination, and patient enrollment functions of the Programs. The Nominated Agent for the General Program is currently TeleRx Marketing Inc. The Nominated Agent for the Crixivan(R) Program is currently the Lash Group. Merck and the Foundation shall have the right to replace Nominated Agents or appoint additional Nominated Agents for all or any portion of either of the Programs. Merck or the Foundation shall provide Medco with reasonable advance notice of any anticipated appointment of a new Nominated Agent to allow Medco to develop appropriate operational links with such Nominated Agent to insure continuous service for the Programs.

     1.9 Foundation Stock. "Foundation Stock" means, with respect to any Merck Product, at any time, the quantity of such Merck Product previously delivered to Medco or any of its Subsidiaries by or on behalf of the Foundation for use in the General Program and not previously dispensed, on behalf of the Foundation, under the General Program pursuant to

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Article 2 or returned to the Foundation in accordance with Section 4.2 hereof.
Medco agrees that it and its Subsidiaries will accept delivery of any Merck Products, from time to time, delivered to them, by or on behalf of the Foundation, solely for the purpose of dispensing such Merck Products to indigent patients in connection with the General Program.

     1.10 Merck PAP Stock. "Merck PAP Stock" means, at any time, the quantity of Crixivan(R) previously delivered to Medco or any of its Subsidiaries by or on behalf of Merck for use in the Crixivan(R) Program and not previously dispensed, on behalf of Merck, under the Crixivan(R) Program pursuant to Article 2 or returned to Merck in accordance with Section 4.2 hereof. Medco agrees that it and its Subsidiaries will accept delivery of Crixivan(R), from time to time, delivered to them, by or on behalf of Merck, solely for the prupose of dispensing such Crixivan(R) to indigent patients in connection with the Crixivan(R) Program.

     1.11 Person. "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

     1.12 Prescription. "Prescription" means a valid and legal order to dispense a Merck Product or Crixivan(R).

     1.13 Programs. "Programs" shall have the meaning set forth in the Recitals.

     1.14 Subsidiary. "Subsidiary" of any Party means a corporation or other organization whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries. For purposes of this Agreement, neither Medco nor any of its Subsidiaries shall be deemed to be a Subsidiary of Merck.

     1.15 "Term" shall have the meaning set forth in Section 2.6.

                                   ARTICLE II

                                    SERVICES

     During the Term, Medco shall provide the following services with respect to the Programs:

     2.1 Patient Enrollment. Receipt of the initial applications with respect to each of the Programs, and application review, general program eligibility determination and enrollment functions with respect to each Program, shall be the responsibility of the applicable Nominated Agent.

     2.2 Prescriptions For the General Program. (a) The Nominated Agent for the General Program will be responsible for sending to Medco eligibility and Prescription information with respect to patients eligible to participate in the General Program. Eligibility

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information with respect to the General Program shall be sent to Medco by the
Nominating Agent through the Eligibility Electronic Feed. On the day that any eligibility information is sent through the Eligibility Electronic Feed, the Nominated Agent shall either (1) send the original prescription form via Federal Express (or other comparable overnight courier providing a traceable, secure method of shipment) for receipt by Medco at a Dispensing Pharmacy (the address of which shall be provided to the Nominated Agent by Medco) on the following day or (2) send a copy of the original prescription form to Medco pursuant to the Faxable Application Process (as defined in Section 2.5 below). Refill requests under the General Program may be made by the patient or prescribing physician using a toll free number established by Medco or by mail (it being understood that patients and physicians will be discouraged from making refill requests by mail). When Medco has received all eligibility and Prescription information with respect to a Prescription or any request for a refill in accordance with the foregoing, Medco shall cause a Dispensing Pharmacy to dispense, on behalf of the Foundation, the Merck Product covered by such Prescription (or refill) as written (subject to the next sentence) from the Foundation Stock thereof, by mailing such Merck Products via Federal Express (or other comparable courier providing a traceable, secure method of shipment), two (2) day ground, directly to the patient or, at the physician's request (as set forth in the applicable application form), directly to the patient's physician's office. Prescriptions under the General Program may provide for up to a 90-day supply at a time with up to three refills each with up to a 90-day supply.

          (b) In addition to providing services with respect to the General Program as otherwise provided in this Agreement, Medco shall continue to provide services with respect to the General Program in accordance with the Memorandum of Understanding between the Merck and Medco, effective April 1, 1996, relating to the General Program from the date hereof until June 30, 2002; provided that the fees and reimbursement amounts payable to Medco for providing such services shall be determined in accordance with Article 3 of this Agreement.

     2.3 Prescriptions for the Crixivan(R) Program. The Nominated Agent for the Crixivan(R) Program will be responsible for sending to Medco hard-copy paper eligibility and Prescription information with respect to patients eligible to participate in the Crixivan(R) Program. Merck and Medco shall cooperate to maintain a 24-hour turn-around time for this transfer of such information. Such information shall be sent via any traceable, secure method to a Dispensing Pharmacy (the address of which shall be provided to the Nominated Agent by Medco). Refill requests under the Crixivan(R) Program may be made by transmitting a refill request, including the patients' name and ID (and Social Security number and Prescription number, if available), to Medco by facsimile (to a facsimile number specified by Medco. When Medco has received all eligibility and Prescription information (including the original Prescription form) with respect to a Prescription or any request for a refill for Crixivan(R) in accordance with the foregoing, Medco shall cause a Dispensing Pharmacy to dispense on behalf of Merck, the Crixivan(R) covered by such Prescription (or refill) as written (subject to the next sentence) from the Merck PAP Stock of Crixivan(R), by mailing such Crixivan(R) via Federal Express (or other comparable courier providing a traceable, secure method of shipment), two (2) day ground, directly to the patient or, at the physician's request (as set forth in the applicable application form), directly to the patient's physician's office. Prescriptions under the Crixivan(R)

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Program may provide for up to a 90-day supply at a time with up to three refills each with up to a 90-day supply.

     2.4 Prescription Volume; Design Changes. (a) Merck or the Foundation shall use commercially reasonable efforts to provide to Medco monthly good faith estimates of anticipated Prescription volume under the General Program and the Crixivan(R) Program for the following six-month period. If any such estimate provided by Merck or the Foundation anticipates that the compounded volume growth of the General Program and the Crixivan(R) Program will exceed the compounded volume growth for such Programs estimated as of the date hereof by the parties Medco will provide to Merck or the Foundation Medco's good faith estimate of any capital expenditures Medco will be required to make for the purpose of providing services hereunder with respect to the Programs. After Medco's delivery of such estimate to Merck or the Foundation, the parties shall negotiate in good faith with the goal of agreeing on the specific amount of capital expenditures Medco will be required to make that is allocable to that portion of the anticipated compounded volume growth for the General Program and the Crixivan(R) Program that exceeds the compounded volume growth for such Programs estimated as of the date hereof by the parties (the "Anticipated Excess Volume"). Merck or the Foundation agrees to reimburse Medco for the capital expenditures incurred by Medco in accordance with a budget approved by Merck or the Foundation setting forth the amounts of capital expenditures allocable to the Anticipated Excess Volume.

     (b) In the event that at any time during the Term, Merck or the Foundation proposes to implement material changes to the design of the Programs (other than increases in volume under the Programs, which shall be subject to Section 2.4(a)), Merck or the Foundation shall provide to Medco a written notice describing such proposed design changes in reasonable detail. Within 20 days after its receipt of such notice, Medco will provide to Merck or the Foundation Medco's good faith estimate of any of the out-of-pocket expenses Medco will be required to incur to implement the proposed design changes. After Medco delivers such estimate to Merck or the Foundation, the parties shall negotiate in good faith with the goal of agreeing on a budget for the out-of-pocket expenses to be incurred by Medco to implement the proposed design changes (a "Design Change Budget"). Medco shall implement the proposed design changes in accordance with a Design Change Budget agreed by the parties as promptly as practicable after the parties reach agreement thereon. Merck or the Foundation shall reimburse Medco for the out-of-pocket expenses incurred by Medco in connection with the implementation of the proposed design changes in accordance with the agreed-upon Design Change Budget.

     (c) The parties shall designate one or more representatives to communicate with the designated representatives of the other with respect to the subject matter of this Section 2.4. The parties shall provide each other with the names and contact information of their designated representatives.

     2.5 Additional Services. In relation to the General Program (but not the Crixivan Program), Medco shall:

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     .    provide a data entry function for each Prescription verifying such
          Prescription against eligibility information received from the Nominated Agent through the Electronic Feed;

     . engage in ongoing support interactions with physicians in respect of the General Program to ensure that the Foundation Stock subject to the General Program can be dispensed;

     . capture all information on Prescriptions that have been fulfilled on a claims file using Medco's standard record layout and electronically provide such data to the Nominated Agent according to Medco's standard bi-weekly billing cycle;

     . in the period between Medco receiving each electronic eligibility file and Prescription from the Nominated Agent and Medco supplying the Nominated Agent with a claims file tape, maintain a status inquiry support capability (or receive transferred calls from patients directly from the Nominated Agent to check actual prescription dispensing status) so that the Nominated Agent can access information with respect to any application;

     . maintain an automated Prescription refill service allowing patients and prescribing physicians to order permissible refills using a toll free number established for that purpose (the "Automated Refill Service"). The Automated Refill Service shall provide for a refill process agreed upon by the parties; provided that such process shall employ the use of all applicable technologies available to Medco (to the extent technologically feasible), and Medco shall use commercially reasonable efforts to ensure that such process maximizes time efficiencies and savings for the Foundation; and

     . develop and incorporate technology to enable Medco to support a process for receipt by facsimile from the Nominated Agent of Prescription information (the "Faxable Application Process"), as promptly as practicable (but in any event within 90 days) of the Nominated Agent and Medco reaching agreement with respect to the detailed design and technical architecture for the Faxable Application Process. Medco shall use commercially reasonable efforts to reach such agreement with the Nominated Agent as promptly as practicable after the date of this Agreement.

     2.6 Term. This Agreement shall remain in effect from the Effective Date through the Expiration Date (the "Term"). The "Expiration Date" shall be December 31, 2006; provided that in the event of the early termination of this Agreement in accordance with Article V, the date of such early termination shall be "Expiration Date".

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                                  ARTICLE III

                                  COMPENSATION

     3.1 Charges. For the services provided by Medco to Merck or the Foundation hereunder, Merck or the Foundation shall pay Medco the fees, and reimburse Medco for its expenses, as set forth on Schedule 3.1.

     3.2 Payment Terms. Merck or the Foundation shall pay and reimburse Medco in accordance with Section 3.1 for the services provided hereunder during each fiscal month of Medco during the Term, within thirty (30) days after a receipt of an invoice therefor (accompanied by such documentation verifying the charges reflected thereon as shall be reasonably requested by Merck or the Foundation).

                                   ARTICLE IV

                               GENERAL PROVISIONS

     4.1 Parameters. Medco shall, and shall cause to be provided, the services under this Agreement in the manner in which such services were provided prior to the date of this Agreement (or in a manner that is more technologically advanced, or efficient).

     4.2 Foundation Stock and Merck PAP Stock. The Parties agree and acknowledge that Merck Products included in the Foundation Stock and Crixivan(R) included in the Merck PAP Stock are being delivered to Medco or its Subsidiaries solely for the purpose of dispensing such Merck Products and Crixivan(R) to indigent patients, on behalf of Merck or the Foundation, under the Programs in accordance with Article II hereof, and such Merck Products and Crixivan(R), shall remain solely the property of the Foundation or Merck, respectively, until dispensed under the applicable Program in accordance with Article II hereof. Medco and its Subsidiaries shall exercise the same care and diligence in holding and safeguarding the Merck Products included in the Foundation Stock and Crixivan(R) included in Merck PAP Stock that they exercise in holding and safeguarding pharmaceutical products owned by them. If this Agreement is terminated for any reason, Medco shall promptly complete the dispensing of all Foundation Stock and Merck PAP Stock to indigent patients in accordance with the Programs or, if such dispensing is impossible or Merck or the Foundation makes a specific request that such dispensing not be carried out, promptly upon request by Merck or the Foundation, respectively, return such Foundation Stock to the Foundation or Merck PAP Stock to Merck at an address to be supplied by the Foundation or Merck, as the case may be.

     4.3 Good Faith Cooperation; Consents. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the services to be provided hereunder. Such cooperation shall include exchanging information, and obtaining all third party consents, authorizations, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations hereunder (including by way of example, not by way of limitation, rights to use third party software needed for the performance of services hereunder). Each Party will maintain, in accordance with its standard document retention procedures, documentation supporting the information relevant to cost calculations and cooperate with each

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other in making such information available as needed in the event of a tax or regulatory audit, whether in the United States or any other country.

     4.4 Promotional Materials. Merck or the Foundation shall have sole responsibility for preparing and distributing all promotional materials relating to the Programs, and the cost of preparing and distributing such materials shall be borne by Merck or the Foundation. No Medco Party may prepare or distribute any promotional materials relating to any Program without consent of Merck or the Foundation. Merck or the Foundation shall provide Medco with an opportunity to review and comment on promotional materials with respect to the Programs to be disseminated by Merck or the Foundation prior to the public dissemination thereof. Merck or the Foundation shall use commercially reasonable efforts to provide a draft of any such promotional materials to Medco at lease 30 days prior to the public dissemination thereof.

     4.5 Medco Participation. The Parties acknowledge Medco has not participated in, and shall not participate in the design of the Programs relative to financial criteria, patient selection, etc. Medco has assisted in the design of dispensing technology and automated process design to administer the Patient Assistance Program.

     4.6 Information. Any information or data generated by any Medco Party in connection with its services hereunder ("Program Information") shall be the property of Merck or the Foundation and shall not be disclosed or shared by any Medco Party with any Person except as permitted by Merck or the Foundation, provided that information concerning the dispensing of prescription drugs customarily maintained by Medco shall be maintained by Medco and may be disclosed by Medco to regulatory agencies having jurisdiction or as otherwise required under applicable laws or regulations. Medco shall disclose Program Information to third-parties to the extent requested by Merck or the Foundation. No Medco Party shall use Program Information for purposes other than patient care in connection with the Programs.

                                    ARTICLE V

                                EARLY TERMINATION

     5.1 Early Termination. Merck or the Foundation may terminate this Agreement any time upon sixty- (60) days prior written notice to Medco. Any party may terminate this Agreement if the another breaches in any material respect any of its obligations hereunder and does not cure such breach hereunder within thirty
(30) days after being notified of such breach.

     5.2 Survival. Those Sections of this Agreement that, by their nature, are intended to survive termination will survive in accordance with their terms.

                                   ARTICLE VI

                                 CONFIDENTIALITY

     Without limiting the obligations of the Parties under this Agreement, the terms of the Confidential Disclosure Agreement shall apply to any Confidential Information (as defined in that Agreement) of either Merck and Medco provided to the other for the purpose of providing

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services under this Agreement. For purposes of the preceding sentence, information provided by the Foundation shall be deemed information provided by Merck.

                                   ARTICLE VII

                                 PATIENT PRIVACY

     7.1 Medco Obligations. Medco represents and warrants and agrees that it will perform all of its duties under this Agreement in compliance with all applicable federal, state, local and foreign laws and regulations and licensing requirements, including but not limited to those related to patient notification, authorization and consent, privacy of medical records and medical information. By way of example, Medco is required under the Standards adopted pursuant to the Health Insurance Portability and Accountability Act of 1996, either directly as a covered entity or in its role as a business associate of its health plan clients, to assure that protected health information (all as defined in such Standards) is used or disclosed only in accordance with such Standards. If at any time during the Term, Medco concludes that it cannot perform one or more obligations under this Agreement because of legal or regulatory restrictions imposed upon it, Medco shall promptly notify Merck or the Foundation, explain why it believes it cannot legally perform the obligation, and provide Merck or the Foundation with an estimate of the impact of the restriction on its performance of this Agreement as a whole. Nothing in this Agreement is intended to allow Medco to create by contract an impediment to performance of this Agreement that differs from any restriction to which Medco is subject as to either drug manufacturers generally or any broader category of third parties.

     7.2 Obligations of Merck and the Foundation. Merck and the Foundation represent, warrant and agree that the data provided by Merck and the Foundation to Medco pursuant to this Agreement shall not violate the privacy and/or security rights of any third party or individual and that such data shall be provided by Merck and the Foundation in compliance with the applicable rules and regulations governing the use of data, including but not limited to, rules and regulations governing the use of patient medical information. Merck and the Foundation further represent, warrant and agree that prior to providing any such data to Medco they will have obtained any and all necessary consents or authorizations required for Merck or the Foundation to provide the data to Medco.

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                                  ARTICLE VIII

                        RELATIONSHIP BETWEEN THE PARTIES

                                   ARTICLE IX

The relationship between the Parties established under this Agreement is that of independent contractors and no Party is an employee, agent, partner, or joint venturer of or with any other.

                                   ARTICLE X

                               DISPUTE RESOLUTION

     ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY, INTERPRETATION OR PERFORMANCE OF OR UNDER THIS AGREEMENT OR ANY TERM OR PROVISION HEREOF, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE III OF THE INDEMNIFICATION AGREEMENT.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Press Releases. Merck or the Foundation shall use commercially reasonable efforts to provide Medco with notice of, and an opportunity to review, any press release relating to any of the Programs prior to the release thereof. Medco shall not make any public statement with respect to any of the Programs without the prior approval of Merck or the Foundation.

     11.2 Entire Agreement. This Agreement, the Separation Agreement and the other Ancillary Agreements and the Exhibits, Annexes and Schedules referenced or attached hereto and thereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

     11.3 Governing Law; Forum. This Agreement shall be construed in accordance with, and all Disputes hereunder shall be governed by, the procedural (except to the extent inconsistent with the procedures set forth in Article III of the Indemnification Agreement) and substantive laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Under no circumstances may any party seek or be awarded punitive damages under this Agreement. Any state court sitting in New York county, New York and/or the United States District Court for the Southern District of New York shall have exclusive jurisdiction and venue, and each party hereto hereby submits to such jurisdiction and venue and irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to such jurisdiction or the laying of such venue over any Disputes between the parties that are permitted to be brought in a court, or the enforcement

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of any decision of an arbitrator, pursuant to Article III of the Indemnification
Agreement. Each of the parties hereby irrevocably waives any right to a jury trial with respect to a Dispute.

     11.4 Notices. Except as expressly provided herein, all notices and other communications required or permitted to be given by any Party pursuant to the terms of this Agreement shall be in writing to and shall be deemed to have been duly given when delivered in person, by express or overnight mail delivery by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), as follows:

          if to Merck:


                                       Merck & Co., Inc.
                                       351 North Sumneytown Pike
                                       North Wales, PA 19454-2505
                                       Attention: Senior Director, Economic
                                       Affairs

          with a copy to:


                                       Merck & Co., Inc.
                                       One Merck Drive
                                       P.O. Box 100
                                       Whitehouse Station, New Jersey 08889
                                       Attention: General Counsel

          if to the Foundation:


                                       Merck Patient Assistance
                                       Program, Inc.
                                       c/o Merck & Co., Inc.
                                       One Merck Drive
                                       P.O. Box 100
                                       Whitehouse Station, New Jersey 08889
                                       Attention: Tax Department

          if to Medco:


                                       Medco Health Solutions, Inc.
                                       100 Parsons Pond Road
                                       Franklin Lakes, New Jersey 07417
                                       Attention: General Counsel

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or to such other address as the Party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. All notices and other communication shall be deemed to have been given and received on the date of actual delivery.

     11.5 Binding Effect; Assignment; Third-Party Beneficiaries. Medco may not, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement or its rights or obligations hereunder, without prior written consent of Merck or the Foundation and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of Merck or the Foundation. Merck may not, without Medco's prior written consent, assign or transfer this Agreement other than to an Affiliate or in connection with a merger, consolidation, sale or transfer of all or substantially all of its assets or substantially all of its pharmaceutical business or any similar business combination transaction. The Foundation may not assign or transfer this Agreement or its rights or obligations hereunder without the prior written consent of Medco other than to an Affiliate of the Foundation or of Merck or in connection with a merger, consolidation, sale or transfer of all or substantially all of Merck's assets or substantially all of Merck's pharmaceutical business or any similar business combination transaction of Merck. Without limiting the foregoing, this Agreement shall be binding upon Merck and the other members of the Merck Group, the Foundation, and Medco and the other members of the Medco Group and their respective legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     11.6 Offset. In addition to, and not in limitation of, any other remedies any member of the Merck Group, the Foundation, or any Merck Indemnitee (as defined in the Indemnification Agreement) may be entitled to under the Separation Agreement, any Ancillary Agreement (including this Agreement) or any Intercompany Agreement (as defined in the Indemnification Agreement) , any member of the Merck Group, the Foundation, or any Merck Indemnitee may satisfy any amounts owed to such member of the Merck Group, the Foundation, or Merck Indemnitee by any member of the Medco Group by means of an offset against any amounts any member of the Merck Group or the Foundation may from time to time owe to any member of the Medco Group or an Medco Indemnitee, whether under the Separation Agreement, any Ancillary Agreement (including this Agreement), any Intercompany Agreement, any other agreement or arrangement existing between any member of the Merck Group and any member of the Medco Group, or otherwise.

     11.7 Severability. If any term or other provision of this Agreement or any Annexes, Schedules or Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If the Parties are unable to reach an agreement on any

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such modification, the arbitrator selected in accordance with Article III of the
Indemnification Agreement shall have the authority to determine such modification.

     11.8 Failure or Indulgence Not Waiver. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     11.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties.

     11.10 Interpretation. The headings contained in this Agreement, in any Annex, Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex, Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or Section, or an Annex, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated.

     11.11 Counterparts. This Agreement, including any Annexes, Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     11.12 Memoranda of Understandings. Merck, the Foundation, and Medco agree and acknowledge that, subject to Section 2.2(b) this Agreement, shall supercede and replace in its entirety the Memoranda of Understandings between Merck and Medco regarding the Programs.

     11.13 Indemnification Agreement. The indemnification obligation of Merck and Medco with respect to this Agreement shall be as set forth in the Indemnification Agreement. The indemnification obligations of the Foundation and Medco shall be identical the those of Merck and Medco under the Indemnification Agreement.

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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives.

                                MERCK & CO., INC.


                                By: /s/ David W. Anstice
                                   ---------------------------
                                Name:  David W. Anstice
                                Title: President
                                       USHH - The Americas

                                MEDCO HEALTH SOLUTIONS, INC.


                                By: /s/ Robert J. Blyskal
                                   ---------------------------
                                Name:  Robert J. Blyskal
                                Title: Executive Vice President
                                       Operations and Technology

                                MERCK PATIENT ASSISTANCE PROGRAM, INC.

                                By: /s/ Robert C. Shepherd
                                   ---------------------------
                                Name:  Robert C. Shepherd
                                Title: Executive Vice President

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